UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 3.02        Unregistered Sales of Equity Securities

On August 7, 2018 Lexaria announced it has issued a total of 355,000 restricted common shares as required by executive consulting agreements, shared by the Chief Executive Officer and the President of the Company.

The shares are required to be issued upon certain intellectual property achievements and patent application filings in March and April triggered the awards. As a result, 172,500 shares were awarded at an issue price of US$1.24; and 182,500 shares were awarded at an issue price of US$1.32. Cash compensation of US$185,200 designed to offset tax liabilities from the share award was also granted.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing that Lexaria has successfully delivered nicotine in an edible form into blood plasma just minutes after dosing in an animal in vivo study is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

A copy of the news release announcing that Lexaria has issued a total of 355,000 restricted common shares as required by executive consulting agreements is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated August 7, 2018

99.2	Press Release dated August 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: August 7, 2018